--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

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

                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                      755 WEST BIG BEAVER ROAD, SUITE 800
                              TROY, MICHIGAN 48084

To our Stockholders:

I am pleased to invite you to attend the annual meeting of stockholders of Championship Auto Racing Teams, Inc. to be held on Tuesday, May 11, 1999 at 9:00 a.m. at the Intercontinental Hotel located at 111 East 48th Street, New York, New York 10017-1297.

Details regarding the business to be conducted at the meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the annual meeting, I hope that you will vote as soon as possible. You may vote over the Internet, as well as by telephone or by mailing a traditional proxy card. Voting over the Internet, by phone or by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

Thank you for your ongoing support of and continued interest in Championship Auto Racing Teams, Inc.

Sincerely,
/s/ Andrew Craig
Andrew Craig
Chairman of the Board
Championship Auto Racing Teams, Inc.

March 26, 1999

                      1999 ANNUAL MEETING OF STOCKHOLDERS

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                               TABLE OF CONTENTS

Notice of Annual Meeting of Stockholders....................      1
    Why am I receiving these materials?.....................      2
    What information is contained in these materials?.......      2
    What proposals will be voted on at the meeting?.........      2
    What shares owned by me can be voted?...................      2
    What is the difference between holding shares as a
      stockholder of record and as a beneficial owner?......      2
         Stockholder of Record..............................      2
         Beneficial Owner...................................      2
    How can I vote my shares in person at the meeting?......      2
    How can I vote my shares without attending the
      meeting?..............................................      2
    Can I change my vote?...................................      3
    How are votes counted?..................................      3
    What is the voting requirement to approve each of the
      proposals?............................................      3
    What does it mean if I receive more than one proxy or
      voting instruction card?..............................      3
    Where can I find the voting results of the meeting?.....      3
STOCK OWNERSHIP
    Who are the largest owners of CART's stock?.............      4
    How much stock do CART's directors and executive
      officers own?.........................................      5
         Section 16(a) Beneficial Ownership Reporting
         Compliance.........................................      6
BOARD STRUCTURE AND COMPENSATION............................      6
DIRECTOR COMPENSATION ARRANGEMENTS..........................      7
PROPOSAL NO. 1..............................................      8
ELECTION OF DIRECTORS.......................................      8
PROPOSAL NO. 2..............................................     10
RATIFICATION OF INDEPENDENT ACCOUNTANTS.....................     10
PROPOSAL NO. 3..............................................     10
APPROVAL OF THE CHAMPIONSHIP AUTO RACING TEAMS, INC. .......     10
1997 STOCK OPTION PLAN......................................     10
EXECUTIVE OFFICERS AND KEY EMPLOYEES........................     13
EXECUTIVE COMPENSATION......................................     15
Summary Compensation Table..................................     15
Option Grants In Last Fiscal Year...........................     16
Aggregate Option Exercises In Last Fiscal Year And..........     16
Fiscal Year-End Option Values...............................     16
REPORT OF THE COMPENSATION COMMITTEE........................     17
STOCK PERFORMANCE GRAPH.....................................     19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............     20
ADDITIONAL QUESTIONS AND INFORMATION REGARDING THE ANNUAL
  MEETING AND STOCKHOLDER PROPOSALS.........................     22
    What happens if additional proposals are presented at
      the meeting?..........................................     22
    What class of shares are entitled to be voted?..........     22
    What is the quorum requirement for the meeting?.........     22
    Who will count the vote?................................     22
    Is my vote confidential?................................     22
    Who will bear the cost of soliciting votes for the
      meeting?..............................................     22
    May I propose actions for consideration at next year's
      annual meeting of stockholders or nominate individuals
      to serve as directors?................................     22

                      CHAMPIONSHIP AUTO RACING TEAMS, INC.

                      755 WEST BIG BEAVER ROAD, SUITE 800
                              TROY, MICHIGAN 48084
                                 (248) 362-8800

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


TIME                                           9:00 a.m. on Tuesday, May 11, 1999

PLACE                                          Intercontinental Hotel
                                               111 East 48th Street
                                               New York, New York 10017-1297

ITEMS OF BUSINESS                              (1) To elect directors
                                               (2) To ratify the appointment of independent
                                                   accountants
                                               (3) To approve the 1997 Stock Option Plan
                                               (4) To consider such other business as may
                                               properly come before the meeting

RECORD DATE                                    You are entitled to vote if you were a
                                               stockholder at the close of business on
                                               Friday, March 26, 1999.

VOTING BY PROXY                                Please submit the proxy as soon as possible so
                                               that your shares can be voted at the meeting
                                               in accordance with your instructions. You may
                                               submit your proxy (1) over the Internet, (2)
                                               by telephone, or (3) by mail. For specific
                                               instructions, please refer to the Questions
                                               and Answers beginning on page 2 of this proxy
                                               statement and the instructions on the proxy
                                               card.

                                          By Order of the Board of Directors
                                          /s/ Andrew Craig
                                          Andrew Craig
                                          Chairman of the Board

  This proxy statement and accompanying proxy card are being distributed on or about April 8, 1999.

Q:   WHY AM I RECEIVING THESE MATERIALS?

A: The Board of Directors of Championship Auto Racing Teams, Inc. ("CART") is providing these proxy materials for you in connection with CART's annual meeting of stockholders which will take place on May 11, 1999. You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement.

Q:   WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A: The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our 1998 Annual Report to Shareholders is also enclosed.

Q:   WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?

A:   There are three proposals scheduled to be voted on at the meeting:

     - The election of directors
     - The ratification of independent accountants
     - The approval of the 1997 Stock Option Plan

Q:   WHAT SHARES OWNED BY ME CAN BE VOTED?

A: All shares owned by you as of March 26, 1999, the record date, may be voted by you. These shares include those (1) held directly in your name as a stockholder of record and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A: Many CART stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

     STOCKHOLDER OF RECORD

     If your shares are registered directly in your name with CART's Transfer Agent, Norwest Bank, you are considered, with respect to those shares, the stockholder of record and these proxy materials are being sent directly to you by CART. As a stockholder of record, you have the right to grant your voting proxy directly to CART or to vote in person at the meeting. CART has enclosed a proxy card for your use.

     BENEFICIAL OWNER

     If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for your use.

Q:   HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

A: Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

     EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING.

Q:   HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

     BY INTERNET -- If you have Internet access, you may submit your proxy from any location in the world by following the "Vote by Internet" instructions on the proxy card.

     BY TELEPHONE -- If you live in the United States or Canada, you may submit your proxy by following the "Vote by Telephone" instructions on the proxy card,

     BY MAIL -- You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "HOW ARE VOTES COUNTED?".

Q:   CAN I CHANGE MY VOTE?

A: You may change your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:   HOW ARE VOTES COUNTED?

A: In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the other proposals, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST." If you sign your proxy card or broker instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.

Q:   WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?

A: In the election of directors, the 10 persons receiving the highest number of "FOR" votes will be elected. All other proposals require the affirmative "FOR" vote of a majority of those shares present, in person or by proxy, and entitled to vote. If you are the beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes, as described in "WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?" on page 22. In tabulating the voting results for any particular proposal, shares which constitute broker non-votes are not considered entitled to vote.

Q:   WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION
     CARD?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:   WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A: We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 1999.

     Additional Q&A information regarding the annual meeting and stockholder proposals may be found on pages 22 and 23 below.

                                STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF CART'S STOCK?

     The following table shows the amount of CART common stock beneficially owned by any person or group that is the beneficial owner of more than 5% of CART's common stock as of March 26, 1999.

                                                 AGGREGATE NUMBER        PERCENT OF
                                                    OF SHARES              SHARES
            NAME AND ADDRESS                    BENEFICIALLY OWNED       OUTSTANDING
            ----------------                    ------------------       -----------
Newman/Haas Racing                                   800,000                 5.3%
500 Tower Parkway
Lincolnshire, IL 60069
PacWest Racing Group                                 800,000                 5.3%
4601 Methanol Lane
Indianapolis, IN 46268
Patrick Racing, Inc.                                 800,000                 5.3%
8431 Georgetown Road
Indianapolis, IN 46268
Team Rahal, Inc.                                     800,000                 5.3%
4601 Lyman Drive
Hilliard, OH 43026
Penske Racing, Inc.                                  800,000                 5.3%
366 Penske Plaza
Reading, PA 19603
Tasman Motorsports Group                             800,000                 5.3%
4192 Weaver Court
Hilliard, OH 43026

HOW MUCH STOCK DO CART'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

     The following table shows the amount of common stock of CART beneficially owned (unless otherwise indicated) by CART's directors, the executive officers of CART named in the Summary Compensation Table below and the directors and executive officers of CART as a group. Except as otherwise indicated, all information is as of March 26, 1999.

     The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire as of May 25, 1999 (60 days after the record date of March 26, 1999) through the exercise of stock options or other rights. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his spouse) with respect to the shares set forth in the following table.

                                                                 AMOUNT AND                 PERCENT OF
                                                                 NATURE OF                    SHARES
                       NAME                               BENEFICIAL OWNERSHIP (1)          OUTSTANDING
                       ----                               ------------------------          -----------
Andrew H. Craig....................................        1,800       Direct                   1.3%
                                                         200,000       Vested Options
Gerald R. Forsythe.................................      400,000       Indirect (3)             2.6%
Chip Ganassi.......................................      720,000       Indirect (4)             4.7%
Carl A. Haas.......................................      800,500       Indirect (5)             5.3%
James F. Hardymon..................................       10,000       Vested Options             *
Bruce R. McCaw.....................................      800,000       Indirect (6)             5.3%
Don Ohlmeyer, Jr...................................       10,000       Vested Options             *
U.E. Patrick.......................................          100       Direct                   5.3%
                                                         800,000       Indirect (7)
                                                           7,585       Vested Options
Robert W. Rahal....................................      800,000       Indirect (8)             5.3%
Derrick Walker.....................................      360,000       Indirect (9)             2.4%
Randy K. Dzierzawski...............................        5,000       Direct                     *
                                                         100,000       Vested Options
Carl Cohen.........................................          100       Direct                     *
                                                           3,333       Vested Options
Roger Bailey.......................................        1,000       Direct                     *
                                                          29,450       Vested Options
Robert Hollander...................................            0                                 --
All current directors and executive officers as a          8,000       Direct                  32.4%
  group (13) persons...............................    4,680,500       Indirect
                                                         360,368       Vested Options

---------

* Represents less than 1% of the Company's outstanding common stock.

(1) "Vested Options" are stock options which may be exercised as of May 25, 1999.

(2) Percentages are based upon 15,208,829 shares of common stock outstanding on March 26, 1999.

(3) The shares are held of record by Forsythe Racing, Inc.

(4) The shares are held of record by Chip Ganassi Racing Teams, Inc.

(5) The shares are held of record by Newman/Haas Racing.

(6) The shares are held of record by PacWest Racing Group.

(7) The shares are held of record by Patrick Racing, Inc.

(8) The shares are held of record by Team Rahal, Inc.

(9) The shares are held of record by Derrick Walker Racing, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our stock. CART believes that during fiscal 1998, its officers, directors and 10% stockholders complied with all
Section 16(a) filing requirements. In making this statement, CART has relied upon the written representations of its directors and officers.

                        BOARD STRUCTURE AND COMPENSATION

     Our Board has 10 directors and the following 3 committees: (1) Audit, (2) Compensation, and (3) Nominating. The membership during fiscal 1998 and the function of each committee are described below. During 1998, the Board held four meetings and four telephonic meetings. Each director attended at least 75% of all Board and applicable committee meetings.(1)

NAME OF DIRECTOR                           AUDIT       COMPENSATION       NOMINATING
----------------                           -----       ------------       ----------
Non-Employee Directors:
Gerald R. Forsythe..................                        X
Chip Ganassi........................
Carl A. Haas........................                        X
James F. Hardymon...................         X*                               X*
Bruce R. McCaw......................         X
Don Ohlmeyer, Jr....................         X
U.E. Patrick........................                        X*                X
Robert W. Rahal.....................
Derrick Walker......................

Employee Directors:
Andrew H. Craig.....................

Number of Meetings in Fiscal 1998...         0              5                 2

         ------------------

         X = Committee member

         * = Chair

         (1) Other than James F. Hardymon, who was elected to the Board on April 4, 1998, and Don Ohlmeyer, who was elected to the Board on January 14, 1999, all directors served on the Board for the entire fiscal 1998.

THE AUDIT COMMITTEE

     The Audit Committee reviews our auditing, accounting, financial reporting and internal control functions and makes recommendations to the Board for the selection of independent accountants. In discharging its duties, the committee:

     - reviews and approves the scope of the annual audit and the independent accountant's fees;

     - meets independently with our internal auditing staff, our independent accountants and our senior management; and

     - reviews the general scope of our accounting, financial reporting, annual audit and internal audit program, matters relating to internal control systems as well as the results of the annual audit.

     The Audit Committee has held two meetings during 1999.

THE COMPENSATION COMMITTEE

     The Compensation Committee determines, approves and reports to the Board on all elements of compensation for our elected executive officers.

THE NOMINATING COMMITTEE

     The Nominating Committee proposes a slate of directors for election by our stockholders at each annual meeting and candidates to fill any vacancies on the Board. It is also responsible for approving management succession plans and addressing Board organizational and governance issues.

                       DIRECTOR COMPENSATION ARRANGEMENTS

     The following table provides information on CART's compensation and reimbursement practices during 1998 for directors who are not CART officers and who are not affiliated with teams participating in CART events (Messrs. Hardymon and Ohlmeyer). CART employees and those directors who are affiliated with teams participating in CART events do not receive any compensation for their Board activities, but are reimbursed for expenses attendant to Board membership.

     In addition to the cash compensation discussed below, members of the Board of Directors who are not CART officers and who are not affiliated with teams participating in CART events (Messrs. Hardymon and Ohlmeyer) receive options to purchase 10,000 shares of common stock when first elected and options to purchase 5,000 shares upon each re-election.

                          COMPENSATION TABLE FOR 1998

Annual Director Retainer                                           $    0
Board Meeting Attendance Fees (per meeting)                        $1,000
Board Telephonic Meeting Fees (per meeting)                        $  250
Committee Meeting Attendance Fees (per meeting)                    $  250
Reimbursement for Expenses Attendant to Board Membership              Yes

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     There are 10 nominees for election to our Board this year. All of the nominees have served as directors since the last annual meeting, except for James F. Hardymon, who was elected a director by our Board on April 4, 1998, and Don Ohlmeyer, who was elected a director by our Board on January 14, 1999. Information regarding the business experience of each nominee is provided below. All directors are elected annually to serve until the next annual meeting and until their respective successor is elected.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF EACH OF THE FOLLOWING NOMINEES.

ANDREW H. CRAIG                        Mr. Craig was first elected President, Chief Executive Officer
Director since December 1997           and Chairman of the Board of CART in December 1997 and has served
Age 49                                 as the President and Chief Executive Officer of CART's operating subsidiary since January 1994. From 1983 to 1994, Mr. Craig was employed by ISL Marketing, AG, an international sports marketing firm located in Switzerland. For the four years prior to his employment with CART, Mr. Craig served as deputy chief executive officer and executive vice president of ISL Marketing, AG. Mr.
                                       Craig currently serves as a Vice President and Director of the
                                       Automobile Competition Committee for the United States FIA, Inc.

GERALD R. FORSYTHE                     Mr. Forsythe currently serves as President of Forsythe Racing,
Director since December 1997           Inc. and a director and President of Player's/Forsythe Racing
Age 58                                 Team, Ltd. Since 1963, Mr. Forsythe has been employed in various positions with and currently serves as Chairman and Chief
                                       Executive Officer of INDECK Power Equipment Company, its
                                       subsidiaries and affiliates. INDECK Power Equipment Company is
                                       North America's largest emergency and back-up steam generating source. The company also designs and fabricates water treatment equipment and rents generator sets, chillers and compressors.

CHIP GANASSI                           Since 1987, Mr. Ganassi has served as President and owner of Chip
Director since December 1997           Ganassi Racing Teams, Inc., which won the CART Championship in
Age 40                                 1996, 1997 and 1998. Mr. Ganassi currently holds executive positions with Chicago Motor Speedway, a racing facility; Premier
                                       Marine, a barge towing company; and Tessa One Incorporated, a holding company.

CARL A. HAAS                           Since 1960, Mr. Haas has served as Chief Executive Officer of
Director since December 1997           Carl A. Haas Auto Imports, a company specializing in the
Age 69                                 distribution of race cars and parts. Since 1982, Mr. Haas has also served as the Managing Partner of Newman Haas Racing. Since
                                       1992, he has served as President of Carl A. Haas Racing Teams,
                                       Ltd. and, since 1996, as the Managing Member of Texaco Grand Prix of Houston, LLC. Both Carl A. Haas Racing Teams, Ltd. and Texaco
                                       Grand Prix of Houston, LLC are race promotion organizations. In addition, Mr. Haas also holds positions with various companies, including, but not limited to, Carl A. Haas Enterprises, Inc.,
                                       Team Haas USA Ltd., Road America, SCCA Pro Racing, Inc. and
                                       Milwaukee Mile, Inc., all of which are racing related businesses.

JAMES F. HARDYMON                      Mr. Hardymon retired as Chairman and chief executive officer of
Director since April 1998              Textron, Inc. in January 1999. Textron, Inc. is a public company,
Age 64                                 supplying aerospace and industrial components. He joined Textron in 1989 as President and chief operating officer, became chief executive officer in 1992, assumed the additional title of
                                       Chairman in 1993 and relinquished the title of President in 1994.
                                       Prior to joining Textron, Mr. Hardymon was President, chief operating officer and a director of Emerson Electric Co., a global manufacturer of electrical and electronic products and systems. Mr. Hardymon is a director of Air Products and
                                       Chemicals, Inc., Fleet Financial Group, Inc., Groupe Schneider
                                       SA, Lexmark International and Circuit City Stores, Inc. He is a
                                       trustee of the University of Kentucky.

BRUCE R. MCCAW                         Mr. McCaw currently serves as the president of RaceSport
Director since December 1997           Management Company, which he founded in 1993, PacWest Racing
Age 52                                 Group, LLC and PacWest Lights, each of which is involved in various types of auto racing. Mr. McCaw was a founder and
                                       director of McCaw Cellular Communications (now AT&T Wireless), as
                                       well as director and originator of Claircom Communications
                                       (AT&T's air-to-ground telephone network). Mr. McCaw is also involved in various other ventures in the areas of
                                       communications, real estate and aviation and holds a variety of positions in entities involved in these businesses.

DON OHLMEYER, JR.                      Mr. Ohlmeyer has served as President, NBC West Coast since
Director since January 1999            February 1993. He oversees the activities of all of the company's
Age 54                                 entertainment-related businesses, including NBC Entertainment,
                                       NBC Studios and NBC Enterprises. Mr. Ohlmeyer originally joined
                                       NBC as executive producer of sports in 1977, from ABC where he had served as producer and director of three Olympic broadcasts, produced ABC Monday Night Football and worked extensively on ABC
                                       Wide World of Sports. He left NBC Sports in 1982 to form Ohlmeyer
                                       Communications Company, a full-service advertising agency and marketing firm, as well as a television consulting operation.

U.E. PATRICK                           Mr. Patrick was a founding member of CART in November 1978 and
Director since December 1997           served as its first President and Chief Executive Officer. Mr.
Age 70                                 Patrick currently serves as President of Patrick Racing, and
                                       Patrick Properties. He holds the position of Chairman of the
                                       Board for Patrick Exploration, Inc., an oil and gas exploration company; and a director of Turbo-Mac Software, a company
                                       specializing in software sales.

ROBERT W. RAHAL                        Mr. Rahal is the co-owner of Team Rahal, Inc. He has an
Director since December 1997           accomplished career as a CART competitor, winning the PPG CART
Age 45                                 World Series title three times in his 15-year CART career.
                                       Additionally, Mr. Rahal won the Indianapolis 500 in 1986. Mr.
                                       Rahal also owns Honda, Toyota, Lexus and Mercedes-Benz
                                       dealerships in Pennsylvania. He is a member of the Board of
                                       Directors of The Huntington National Bank.

DERRICK WALKER                         Mr. Walker is currently the President and owner of Derrick Walker
Director since December 1997           Racing, Inc., which was formed in 1990. In 1988, he joined Al
Age 53                                 Holbert's Porsche Indy car project and assumed control of the program upon the death of Al Holbert. From 1980 to 1988, he was responsible for Penske Racing, Inc.'s Indy car program.

                                 PROPOSAL NO. 2

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as CART's independent accountants to audit CART's consolidated financial statements for the year ended December 31, 1999. During 1998, Deloitte & Touche LLP, served as CART's independent accountants and provided certain tax and consulting services. Representatives of Deloitte & Touche LLP are expected to attend the meeting where they will be available to respond to questions and, if they desire, to make a statement.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS CART'S INDEPENDENT ACCOUNTANTS FOR 1999. If the appointment is not ratified, our Board will select other independent accountants.

                                 PROPOSAL NO. 3

              APPROVAL OF THE CHAMPIONSHIP AUTO RACING TEAMS, INC.
                             1997 STOCK OPTION PLAN

     We are asking for your approval of the Championship Auto Racing Teams, Inc. 1997 Stock Option Plan (the "1997 Plan"). This Plan provides to officers and employees of CART and its subsidiaries incentives directly linked to the profitability of CART's businesses and increases in shareholder value. The 1997 Plan is CART's current stock-option plan for management.

REASON FOR SEEKING STOCKHOLDER APPROVAL

     The sole purpose for seeking stockholder approval of the 1997 Plan is to secure for CART certain tax deductions. Section 162(m) of the Internal Revenue Code (the "Code") imposes a limitation on the tax deductibility by a corporation of compensation in excess of $1,000,000 paid to any of the executive officers of a publicly traded company whose compensation is required to be disclosed in the Summary Compensation Table of the company's proxy statement. The limitation does not apply to performance-based compensation if certain conditions are met. One of these conditions is stockholder approval. CART's stockholders approved the 1997 Plan before CART became a public company, and the Plan became effective in December 1997. However, Section 162(m) requires that we submit the 1997 Plan for approval by our public stockholders in order to qualify stock options and certain other awards under the Plan as performance based. Your Board of Directors believes that it is important for CART to take all steps reasonably necessary to ensure that CART will be able to take all available tax deductions with respect to compensation resulting from awards under the 1997 Plan.

MATERIAL FEATURES OF THE 1997 PLAN

     Certain key provisions of the 1997 Plan are summarized below. Because this is a summary, it may not contain all the information that is important to you. The 1997 Plan was filed as an exhibit to CART's Registration

Statement on Form S-1 filed in 1998, registration number 333-43141. In order to save costs, the Plan is not included as an appendix to this proxy statement. We will provide you with a copy of the 1997 Plan without charge if you call us at
(248) 362-8800 or write to us at Championship Auto Racing Teams, Inc., 755 West Big Beaver Road, Suite 800, Troy, Michigan 48084. Copies will also be available at the annual meeting.

     AUTHORIZED SHARES. The 1997 Plan authorizes up to 2,000,000 shares of CART common stock for grants of non-qualified and incentive stock options. The number of shares authorized may be adjusted for stock dividends, stock splits, reorganizations, recapitalizations, and other similar transactions. Shares subject to awards that are forfeited or terminated will be available again for issuance pursuant to other awards. Shares used may be either newly issued shares or treasury shares or both. As of March 26, 1999, approximately 912,500 shares of CART common stock remained available for grants under the 1997 Plan.

     ADMINISTRATION. The Compensation Committee of the Board of Directors administers the 1997 Plan. The members of the Compensation Committee are non-employee directors of CART. The Compensation Committee may delegate the administration of the 1997 Plan except as it relates to those officers subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934. With certain exceptions, the full Board of Directors may also exercise authority granted to the Compensation Committee.

     ELIGIBLE EMPLOYEES. The Compensation Committee may grant awards under the 1997 Plan to any employee of CART or its subsidiaries or associated companies who is responsible for, or contributes to, the growth and profitability of CART, a subsidiary or an associated company. As of March 26, 1999, approximately 70 employees had received awards.

     GRANTS IN 1998. During 1998, incentive stock options were granted under the 1997 Plan as follows: Mr. Craig, 600,000 shares; Mr. Dzierzawski, 300,000 shares; Mr. Cohen, 10,000 shares; Mr. Bailey, 0 shares; Mr. Hollander, 0 shares; all current executive officers as a group, 910,000 shares; and all employees, 1,087,500 shares. The options become exercisable in thirds, one-third on each of the first three anniversaries of the option grant date.

     STOCK OPTIONS. The Compensation Committee establishes the terms and conditions of the stock options granted under the 1997 Plan, subject to certain limitations set forth in the Plan. Under the 1997 Plan, the exercise price of a stock option granted must be no less than the fair market value of CART's common stock on the grant date.

     The 1997 Plan provides that the term of any stock option granted under the Plan may not exceed ten years and, additionally, may not exceed 12 months following the termination of employment unless the termination is the result of retirement, death, or disability.

     Options granted under the 1997 Plan are not transferable except by will or the laws of descent and distribution. Options may be exercised during the participant's lifetime only by the participant or the participant's guardian or legal representative.

     Incentive stock options and non-qualified stock options may be granted under the 1997 Plan if they meet the requirements of the Code.

     U.S. TAX CONSEQUENCES OF STOCK OPTIONS. No taxable income is realized by the participant upon the grant of an incentive or non-qualified stock option, and no tax deduction is then available to CART. Upon exercise of the option, the excess of the fair market value of the shares on the date of exercise over the option price will be taxable to the participant and deductible by CART. The tax basis of shares acquired will be the fair market value on the date of exercise. Depending upon whether the shares are held for 12 months or less, more than 12 months but less than or equal to 18 months, or more than 18 months, various tax rates will apply to the individual upon the eventual sale of the shares. The most favorable capital gains rates apply to shares held for more than 18 months.

     No taxable income is realized by a participant, and no tax deduction is available to CART, upon either the grant or exercise of an incentive stock option. If a participant holds the shares acquired upon the exercise of an incentive stock option for more than one year after the stock option exercise and more than two years after the date of the option grant (the "holding period"), the difference between the option price and the amount realized upon the sale of the shares will be treated as long-term capital gain or loss and no deduction will be available to CART. If the shares are transferred before the expiration of the holding period, the participant will realize ordinary income, and CART will be entitled to a deduction on a portion of the gain, if any, equal to the difference between the option price and the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition. Any further gain or loss will be taxable as long-term or short-term capital gain or loss depending upon the holding period before disposition.

     If stockholders approve the 1997 Plan, CART believes that compensation received by participants on the exercise of non-qualified options, or the disposition of shares acquired upon the exercise of any incentive stock options, will be considered performance-based compensation and thus not subject to the $1,000,000 limit on deductibility of compensation under Section 162(m) of the Code.

     Participants are responsible for the payment of all withholding taxes due in connection with the exercise or disposition of a stock option. Participants may direct CART to withhold shares to be issued on an option exercise to satisfy the withholding obligation.

     CHANGE OF CONTROL. Upon a change in control (as defined in the 1997 Plan), any stock option that is not then exercisable will become fully exercisable. During the 60-day period following a change in control, a participant will have the right, in lieu of paying the exercise price for the shares of common stock under an option, to elect to surrender all or part of the option to CART and to receive cash, or in certain circumstances shares of common stock, in an amount equal to the amount by which the change in control price (as defined in the 1997
Plan) exceeds the exercise price per share of the common stock underlying the option.

     AMENDMENTS. The Board of Directors may amend or discontinue the 1997 Plan at any time. However, the Board may not make any amendment without the approval of CART's stockholders to the extent any law or agreement requires stockholder approval. In addition, no amendment or termination of the Plan may, without the participants' consent, adversely affect any awards already made to participants under the Plan unless the amendment is required to cause the Plan to qualify for any exemption provided by Rule 16b-3 promulgated under the Exchange Act.

ADDITIONAL INFORMATION

     The closing price of CART's common stock on March 25, 1999, as reported by the New York Stock Exchange, was $26.50.

     The affirmative vote of the majority of the shares present in person or represented by proxy at the annual meeting is required for approval of the 1997 Plan. If you do not approve the 1997 Plan, the Compensation Committee will investigate the reasons for your rejection and consider an alternate stock-based incentive plan. Outstanding awards under the 1997 Plan are not conditioned upon approval by stockholders and will not be affected by failure to approve the Plan.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE CHAMPIONSHIP AUTO RACING TEAMS, INC. 1997 STOCK OPTION PLAN.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

     The following table provides information regarding each of CART's executive officers and certain key employers. Messrs. Craig, Dzierzawski, Bailey, Mayer and Cohen have entered into employment agreements pursuant to which they hold their current positions. All other officers are elected by the Board of Directors to serve one year terms.

NAME                          AGE       POSITION
----                          ---       --------
Andrew H. Craig (1)           50        President, Chief Executive Officer and Chairman of the Board
Randy K. Dzierzawski          36        Executive Vice President and Chief Financial Officer
Carl L. Cohen                 39        Executive Vice President of Marketing of CART, Inc.
Jonathan T. Frank             33        President of CART Licensed Products
Vicki O'Conner                53        President of Pro-Motion Agency, Ltd. (Kool Toyota Atlantic
                                        Series)
Roger Bailey                  57        President of American Racing Series, Inc. (PPG-Dayton Indy
                                        Lights Series)
Timothy A. Mayer              33        Senior Vice President of Racing Operations of CART, Inc.
J. Kirk Russell               55        Vice President of Competition of CART, Inc.
Dennis Swan                   52        Vice President of Logistics of CART, Inc.
Keith Allo                    33        Vice President of Broadcasting of CART, Inc.
Rena Shanaman                 47        Vice President of Client Relations of CART, Inc.
Ron Richards                  47        Vice President of Communications of CART, Inc.
Thomas L. Carter              43        Vice President of Finance and Administration of CART, Inc.
Jeff H. Horton                38        Vice President of Electronic Systems of CART, Inc.
Wally Dallenbach              62        Chief Steward of CART, Inc.
Michael J. Mills              48        Secretary and General Counsel

---------------

(1) See Mr. Craig's biography on page 8.

     Randy K. Dzierzawski was first elected Executive Vice President and Chief Financial Officer of the Company in December 1997 and has served as Executive Vice President and Chief Financial Officer of CART, Inc. since October 1996. From December 1990 until his appointment as Executive Vice President of the CART, Inc. in 1996, Mr. Dzierzawski served in various positions with CART, Inc., including Director of Administration, Treasurer, Vice President and Senior Vice President. From 1988 to 1990, Mr. Dzierzawski served as a Senior Analyst in the Financial and Reporting Division of General Motors Corporation and as the president of his own financial consulting company. Prior to 1988, Mr. Dzierzawski, a certified public accountant, was employed by Arthur Andersen and Company as a Senior Tax Consultant.

     Carl L. Cohen was first named Executive Vice President of Series Marketing for CART in May 1997. From 1995 to 1997, Mr. Cohen was the director of marketing for Ryder System. Prior to his position with Ryder System, Mr. Cohen served in marketing positions with Philip Morris Companies. He has also held brand management positions with Airwick Industries and Colgate-Palmolive.

     Jonathan T. Frank was first named President of CART Licensed Products in January, 1999. From 1996 to 1998, Mr. Frank served as Vice President, Sales and Marketing for CART Licensed Products. From 1994 to 1996, Mr. Frank served in various positions at Grey Advertising. From 1991 to 1994, Mr. Frank served as an account executive with Time Warner Sports Merchandising, where he helped develop the licensing programs for the National Hockey League and World Cup USA '94. From 1988 to 1989, Mr. Frank served as a director of Major League Baseball, where he planned and implemented the first ever world-wide minor league licensing program.

     Vicki O'Connor is the founder, and has served as President, of Pro-Motion Agency, Ltd., which has administered the Atlantic Championship Series since 1985. From 1983 through 1984, Pro-Motion also organized the Pro Sports 2000 Series.

     Roger Bailey has served as President of American Racing Series, Inc. since 1989. American Racing Series, Inc. sanctions the PPG-Dayton Indy Lights Championship Series. Prior to joining American Racing Series, Mr. Bailey served in various capacities in motor sports.

     Timothy A. Mayer was named Senior Vice President of Racing Operations of CART, Inc. in December, 1998. Previously he was President of G3 Communications, Inc., a motorsports consulting and operations firm. G3 helped organize the Rio400 in Brazil. Mr. Mayer was General Manager of G3 in 1998, and assisted with logistics for other international events. Mr. Mayer was also the Executive Producer for SBT Brazilian Television's coverage of the FedEx Championship Series, Indy Lights and the Kool Toyota Atlantic Series. Tim has produced the television coverage for Brazilian television of these series since 1993. Previously Tim was in charge of Special Projects for Fittipaldi USA, and Sports World Communications.

     J. Kirk Russell was first named Vice President of Competition of CART, Inc. in November 1996 after serving as Vice President of Operations of CART, Inc. for two year. Mr. Russell joined CART on a full-time basis in 1980 as director of operations and technical director. In 1986, Mr. Russell received the Championship Drivers Association's highest honor, the "Carl Horton Safety Award." In addition, Mr. Russell has served on the Board of Directors of the Automobile Competition Committee of the United States since 1988.

     Dennis Swan was first named Vice President of Logistics of CART, Inc. in November 1994. Prior to joining CART, Mr. Swan spent two years as test team manager for the Honda engine program at Rahal-Hogan Racing. From 1989 to 1992, Mr. Swan served as test team manager and then team manager for Truesports. Mr. Swan has been involved in racing since 1964, and has worked with drivers such as Al Unser, Jr., Danny Sullivan and Raul Boesel.

     Keith Allo was first named Vice President of Broadcasting for CART, Inc. in June 1997. Prior to his employment with CART, Mr. Allo was an executive for PASS Sports beginning in 1994. While with PASS Sports, Mr. Allo served as executive producer of programming for the Detroit Redwings, Pistons, Tigers and Lions, and the University of Michigan and Michigan State University. From 1988 to 1993, Mr. Allo worked as a producer and director for SportsChannel Florida and the University of Florida Athletic Association, as well as producing programs for Jefferson Pilot Teleproductions and Host Creative.

     Rena Shanaman was first named Vice President of Client Relations for CART, Inc. in July 1996 after serving as the General Manager of CART's inaugural U.S. 500 on a contractual basis. Ms. Shanaman has been involved in motorsports for more than 16 years, including the Detroit Grand Prix, Molson Indy Vancouver and the Arrivederci, Mario tour for racing legend Mario Andretti.

     Ron Richards was first named Vice President of Communications of CART, Inc. in November 1996. From 1989 to 1996, Mr. Richards worked for Miller Brewing Company in several positions including manager and director of employee communications, including the management of all sports marketing public relations. From 1982 to 1984 and from 1987 to 1989, Mr. Richard worked with the Sports Car Club of America as both director of marketing and public relations manager. During this time, he also served as the motorsports public relations manager for Coors-sponsored racing programs.

     Thomas L. Carter was first named Vice President of Finance and Administration of CART, Inc. in March, 1998 after serving as Director of Finance since February 1997. From 1995 to 1996, Mr. Carter was employed by Rehman Robinson as a senior tax manager. From 1990 to 1995, Mr. Carter was employed by Deloitte & Touche as a senior tax consultant. From 1973 to 1989, Mr. Carter worked in various positions with the Michigan Department of Treasury. Mr. Carter is a certified public accountant.

     Jeff H. Horton was first named Vice President of Electronic Systems of CART, Inc. in June 1998. Mr. Horton has been involved in the CART family for more than 13 years. While at General Motors in the Motorsports group, Mr. Horton served as both a project engineer and program manager for the American Racing Series, Buick Indy V6, and Chevrolet Indy V8 programs. Prior to joining CART, Mr. Horton was also involved with the Mercedes CART program as a project engineer and Manager of Engine Electronics for the PPG Dayton Indy Lights Series. From 1996 to 1998, Mr. Horton was employed by American Racing Series as manager engine electronics Dayton Indy Lights Program. In 1996, Mr. Horton was project engineer Oldsmobile Aurora IRL Program through GM Motorsports. From 1994 to 1996, Mr. Horton was employed by Ilmor Engineering, as project engineer Mercedes CART program. From 1986 to 1994, Mr. Horton was employed by GM Motorsports as program manager Chevy Indy V8 program.

     Wally Dallenbach was first appointed Chief Steward of CART, Inc. in 1981. Mr. Dallenbach joined CART as Competition Director in 1979 after retiring as a driver. Mr. Dallenbach's distinguished racing career spanned fourteen years and included five wins. He was a fixture at the Indianapolis 500, starting thirteen times. In 1995, Mr. Dallenbach received the Championship Drivers Association's highest honor, the "Carl Horton Safety Award."

     Michael J. Mills was appointed general corporate counsel and corporate secretary to CART in 1990. From 1978 to 1989, Mr. Mills served as CART's associate counsel. In addition to his positions with CART, Mr. Mills currently serves in an "of counsel" position with the law firm of Monaghan, LoPrete, McDonald, Yakima & Grenke. From 1989 to 1996, Mr. Mills was the managing partner of Tripp and Mills. Prior to that time, he was a partner with Frasco, Hackett & Mills. Mr. Mills' law practice focuses on corporate and pension law, business and commercial transactions, labor/management relations and general litigation.

                             EXECUTIVE COMPENSATION

     The following table discloses compensation received by CART's Chief Executive Officer and its four other most highly paid executive officers for the fiscal year ending December 31, 1998 as well as their compensation for the fiscal year ending December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM COMPENSATION AWARDS
                                                                                   -------------------------------
                                            ANNUAL COMPENSATION     OTHER ANNUAL      SECURITIES       ALL OTHER
                                           ----------------------   COMPENSATION      UNDERLYING      COMPENSATION
  NAME AND PRINCIPAL POSITION    YEAR      SALARY ($)   BONUS ($)       ($)        OPTIONS/SARS (#)       ($)
  ---------------------------    ----      ----------   ---------   ------------   ----------------   ------------
Andrew H. Craig,                 1998       $517,308    $200,000             (1)       600,000           $6,308(2)
  President and CEO              1997        439,465     160,000                             0            5,912

Randy K. Dzierzawski,            1998       $232,692    $100,000             (1)       300,000           $2,632(2)
  Executive Vice President       1997        199,412      35,000                             0            2,375

Carl L. Cohen,                   1998       $200,769    $ 40,000             (1)        10,000           $2,632(2)
  Executive Vice President of    1997(3)     113,846           0                             0               54
  Marketing

Roger Bailey (4)                 1998       $193,846    $120,000             (1)             0           $1,788(2)
  President of American Racing
  Series

Robert E. Hollander (5)          1998       $217,692    $  8,276             (1)             0           $    0
  President of CART Licensed     1997        175,492           0                             0                0
  Products

---------------

(1) The aggregate amount of perquisite compensation to be reported herein is less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer. No other annual compensation was paid or payable to the named executive officers in the years indicated.

(2) Includes the payment of term life insurance premiums on behalf of the named executive officer, as follows: Mr. Craig -- $3,808; Mr. Dzierzawski -- $132; Mr. Cohen -- $132, and; Mr. Bailey -- $1,088; and contributions to defined benefit plans on behalf of the named officers as follows: Mr.
    Craig -- $2,500; Mr. Dzierzawski -- $2,500; Mr. Cohen -- $2,500, and; Mr.
    Bailey -- $700.

(3) Mr. Cohen was first elected an officer of CART in May 1997 and therefore his 1997 compensation reflects only the salary and bonus paid for a partial year with CART.

(4) Mr. Bailey became an executive officer of CART upon CART's acquisition of American Racing Series in March 1998. Therefore, the salary information is only provided from the date of such acquisition. Mr. Bailey has entered into an employment agreement pursuant to which he is paid an annual salary of $240,000.

(5) Mr. Hollander resigned in January 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants in 1998 to each of the named executive officers.

                                                                     INDIVIDUAL GRANTS
                                                      ------------------------------------------------
                                                          % OF TOTAL
                                    NUMBER OF         OPTIONS GRANTED TO                                  GRANT DATE
                              SECURITIES UNDERLYING      EMPLOYEES IN      EXERCISE PRICE   EXPIRATION     PRESENT
            NAME               OPTIONS GRANTED (1)     FISCAL YEAR (2)       ($/SHARE)         DATE      VALUE ($)(3)
            ----              ---------------------   ------------------   --------------   ----------   ------------
Andrew H. Craig                      600,000                 55%               $16.00         3/5/03      $3,438,000
Randy K. Dzierzawski                 300,000                 28%                16.00         3/5/03       1,717,000
Carl L. Cohen                         10,000                  1%                16.00         3/5/03          57,300
Roger Bailey                          29,450(4)               (4)               16.00         3/5/03         168,749
Robert E. Hollander                        0                  --                   --             --              --

---------------

(1) The options granted in 1998 are exercisable 33% after the first year, 66% after the second year and 100% after the third year.

(2) CART granted options representing 1,088,100 shares to employees in 1998.

(3) CART used a Black-Scholes model of option valuation to determine grant date present value. CART does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. Calculations for the named officers are based on a five-year option term. Other assumptions used for the valuations are: interest rate of 5%; annual dividend yield of 0%; and volatility of 30%.

(4) Mr. Bailey received options to purchase 29,450 shares of common stock in connection with and as partial consideration for CART's acquisition of American Racing Series, Inc. Mr. Bailey did not receive option grants during 1998 in connection with his services as an executive officer of CART.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table provides information on option exercises in 1998 by each of the named executive officers and the values of each of such officer's unexercised options at December 31, 1998.

                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                               NUMBER OF                 UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                SHARES                 OPTIONS AT FISCAL YEAR-END        FISCAL YEAR-END (1)
                              ACQUIRED ON    VALUE     ---------------------------   ---------------------------
            NAME               EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   --------   -----------   -------------   -----------   -------------
Andrew H. Craig                    0           0            0           600,000          $0         $7,893,750
Randy K. Dzierzawski               0           0            0           300,000           0          3,846,875
Carl L. Cohen                      0           0            0            10,000           0            131,563
Roger Bailey                       0           0            0            29,450           0            387,452
Robert E. Hollander                0           0            0                 0           0                  0

---------------

(1) The value of unexercised options is based upon the difference between the exercise price and the average of the high and low market prices on December 31, 1998 of $29.156.

                      REPORT OF THE COMPENSATION COMMITTEE

     CART's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"). The Compensation Committee, which is comprised of non-employee directors, is responsible for approving and reporting to the Board on all elements of compensation for certain elected corporate officers. The Compensation Committee has furnished the following report on executive compensation.

     The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other CART filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that CART specifically incorporates this report.

WHAT IS CART'S PHILOSOPHY OF EXECUTIVE COMPENSATION?

     CART's Compensation Program consists of three key elements:

        - Base Salary;

        - Performance-Based Annual Bonus; and

        - Periodic Grants of Stock Options.

     The Compensation Committee believes that this three part approach best serves the interests of CART and its stockholders. It enables CART to meet the requirements of the highly competitive environment in which CART operates, while insuring that executive officers are compensated in a way that advances both the short and long-term interests of the stockholders. The variable annual bonus and stock options relate to an evaluation of the contribution made by the officer of CART to his performance, and with respect to the stock options, long-term remuneration related directly to the stock appreciation realized by all CART stockholders.

     BASE SALARY. Base salaries of CART's executive officers, as well as changes in such salaries take into account such factors as competitive industry salaries; a subjective assessment of the nature of the position; the contribution and experience of the officer; negotiated terms of any applicable employment contracts; and the length of the officer's service. In the future, salaries of all employees earning in excess of $150,000 per annum will be reviewed and approved by the Compensation Committee.

     ANNUAL BONUS. Annual bonuses for employees, other than Mr. Craig and Mr. Dzierzawski are based upon the recommendation of the Chief Executive Officer and are reviewed and approved by the Compensation Committee. Bonuses are based on a number of factors, including achieving CART's financial and operational goals and overall performance by the employee.

     STOCK OPTIONS. The Compensation Committee's policy with respect to Stock Options is to grant options reflecting the participant's position and ability to influence CART's overall performance. The Stock Option Plan is intended to provide participants with an increased incentive to make contributions to the long-term performance and growth of CART, to attract and retain qualified employees. CART's approach has been to grant options to a significant number of its employees at all levels in order to align all employees with the shareholders in seeking shareholder value.

HOW IS CART'S CHIEF EXECUTIVE OFFICER COMPENSATED?

     As Chief Executive Officer, Mr. Craig is compensated pursuant to an employment agreement entered into in 1997. The agreement terminates in December 2000 and provides for an annual base salary of $500,000 for 1998. In addition, Mr. Craig is entitled to receive annual bonuses as determined by the Compensation Committee. The Compensation Committee has done its own analysis, and has employed compensation consultants to establish performance criteria to provide incentives for Mr. Craig and to align his compensation with CART's goals and objectives. During 1998, the Compensation Committee met on several occasions to discuss the establishment of bonus criteria, and determined that Mr. Craig's bonus for the year ended December 31, 1998 would be $200,000. The Compensation Committee considered CART's performance in gross revenues, net income, race team participation, and television ratings, but no specific quantitative measures were formally adopted or applied in computing Mr. Craig's bonus. However, the Committee gave greater emphasis to gross revenues and net income.

We anticipate that more specific criteria will be established in 1999 based upon subjective factors established by the committee with the assistance of compensation consultants.

     Prior to CART's initial public offering, Mr. Craig was granted options to purchase 600,000 shares of CART's stock at the initial public offering price. These options vest equally over the three years of his Employment Agreement.

     DEDUCTIBILITY OF EXECUTIVE COMPENSATION. The Committee intends to comply with the requirements of Section 162(m) of the Internal Revenue Code with respect to the stock options granted to employees in order to avoid losing the tax deduction for compensation in excess of $1-million paid to one or more of the executive officers named in the summary of compensation table. It is for this reason that the 1997 Stock Option Plan has been submitted for shareholder approval at the 1999 annual meeting.

                                          Compensation Committee:

                                             U.E. Patrick, Chairman
                                             Gerald Forsythe
                                             Carl A. Haas
                                             Derrick Walker

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Board's Compensation Committee is or has been an officer or employee of CART.

                            STOCK PERFORMANCE GRAPH

     The graph below shows the cumulative total shareholder return from the date of CART's initial public offering assuming the investment of $100 on March 10, 1998 in each of CART's common stock, the S&P 500 Index and the Company's peer group. For purposes of this stock performance graph, CART has selected all of the auto racing industry public companies as its peer group. The peer group is comprised of Dover Downs Entertainment, International Speedway Corporation, Penske Motorsports and Speedway Motorsports.

                                                          CART                       S&P 500                   PEER GROUP
                                                          ----                       -------                   ----------
'1997                                                    100.00                      100.00                      100.00
'1998                                                    155.92                      118.62                      115.62

     Assumes that the value of the investment in CART stock and each index was $100 at March 10, 1998 and that all dividends were reinvested.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     CART has entered into, and the Company will continue to enter into, transactions with entities that are affiliated with the Company's directors and with affiliates of its race teams. Race teams that participate in the CART Championship receive purse distributions on a per race basis and from the year end point fund which amounts have been paid based solely upon their performance in specific races. The following tables provides information with respect to payments made during 1998 by CART to race teams that are affiliated with directors and/or 5% stockholders of CART:

                                                           PURSE          ROYALTY
RACE TEAM/AFFILIATED DIRECTOR                          DISTRIBUTIONS   DISTRIBUTIONS
-----------------------------                          -------------   -------------
PacWest Racing Group/Bruce R. McCaw                     $  848,050        $79,696
Patrick Racing, Inc./U.E. Patrick                        1,403,250             --
Forsythe Racing, Inc./Gerald R. Forsythe                 1,177,150             --
Team Rahal, Inc./Robert W. Rahal                           871,450         91,395
Derrick Walker Racing, Inc./Derrick Walker                 318,250             --
Newman/Haas Racing/Carl A. Haas                            897,000             --
Chip Ganassi Racing Teams, Inc./Chip Ganassi             4,293,500         82,428

Penske Racing, Inc.                                        451,250             --
Tasman Motorsports Group                                   476,500             --

     Penske Motorsports, Inc., a public company controlled indirectly by Roger
S. Penske, a race team owner and 5% stockholder, has entered into Promoter Agreements with CART with respect to PMI's race tracks in Brooklyn, Michigan, Nazareth, Pennsylvania, and Fontana, California. Pursuant to the terms thereof, and subject to such agreement's extension or renewal, a CART Championship race will be held at the Brooklyn and Nazareth facilities through 2001, and at the Fontana facilities in each year through 1999. The sanction fees payable to CART pursuant to these agreements vary from year to year and track to track and are similar to sanction fees paid by independent third parties. Pursuant to existing Promoter Agreements, PMI has paid or will pay sanction fees to CART in the aggregate amount of $3.4 million and $3.7 million in 1998 and 1999, respectively. In 1997, PMI also acquired a 40% interest in the race track at Homestead, Florida. Pursuant to the Promoter Agreement for Homestead, CART will sanction a race through 2000 and will be paid a sanction fee in the amount of $1.3 million, $1.37 million and $1.43 million in 1998, 1999 and 2000, respectively. In addition, CART paid a total of $800,000 in sales costs to PMI during 1998.

     Carl A. Haas, a director of the Company and a race team owner and 5% stockholder, is a principal owner of Carl Haas Racing Teams, Ltd. and Texaco Houston Grand Prix L.L.C., each of which have entered into Promoter Agreements with respect to CART Championship races at the Wisconsin State Park Speedway in West Allis, Wisconsin and at a temporary road course in Houston, Texas. Pursuant to the terms thereof, a CART Championship race will be held in West Allis through 2001, and in Houston through 2003. The sanction fees payable to CART under these agreements are similar to those paid by independent race promoters. Pursuant to existing Promoter Agreements, entities affiliated with Mr. Haas have paid or will pay sanction fees to CART in the aggregate amount of $2.0 million, $1.4 million, $1.9 million, $2.4 million, $2.7 million and $2.7 million in 1998, 1999, 2000, 2001, 2002 and 2003, respectively. In addition, CART paid a total of $200,000 in sales costs to these entities during 1998.

     In March 1998, CART purchased all of the stock of American Racing Series, Inc. and certain assets of BP Automotive, Inc. for a total purchase price of $10.0 million and options to purchase 100,000 shares of stock, with an exercise price of $16.00 per share. ARS, the organizer of the PPG Dayton Indy Lights Championship, was controlled by U.E. Patrick, a director and 5% stockholder of CART, and Roger Bailey, who became an executive officer of CART upon consummation of the ARS acquisition. In connection with the ARS and BP acquisitions, during 1998 Mr. Patrick and members of his family received $4,813,725 and options to purchase 70,550 shares. Mr. Bailey received $2,009,804 and options to purchase 29,450 shares.

     In addition to the payments described above, CART receives revenues from its race teams, including those affiliated with CART directors, for entry fees, equipment leases and other payments based solely on participation in CART events. During 1998, race teams affiliated with CART directors made such payments to CART as follows:

PacWest Racing Group/Bruce R. McCaw                           $238,622*
Patrick Racing, Inc./U.E. Patrick                               73,150
Forsythe Racing, Inc./Gerald R. Forsythe                       115,800
Team Rahal, Inc./Robert W. Rahal                               203,105*
Derrick Walker Racing, Inc./Derrick Walker
Newman/Haas Racing/Carl A. Haas                                 68,000
Chip Ganassi Racing Teams, Inc./Chip Ganassi                   120,500

Penske Racing, Inc.                                             68,100
Tasman Motorsports Group                                       203,791*

------------------------

* Includes engine lease, rebuilds and wheels payments related to entries in the Indy Lights Series.

     With the exception of Messrs. Craig, Hardymon and Ohlmeyer, each of the current directors is affiliated with entities engaged in various levels of business activity with CART. These and other transactions with officers, directors, employees, principal stockholders or affiliates have been or will be
(1) made in the ordinary course of business, (2) on substantially the same terms as those prevailing at the time for comparable transactions with unrelated persons, and (3) such that did not or do not involve more than normal levels of risk or present other unfavorable features. In order to avoid conflicts of interest, directors of CART who are affiliated with an entity that is entering into a transaction with CART will not vote on any matter related to such transaction, and may, in certain circumstances, refrain from participating in any discussions related to such transaction.

                 ADDITIONAL QUESTIONS AND INFORMATION REGARDING
                  THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS

Q:   WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

A: Other than the 3 proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Andrew H. Craig and Randy K. Dzierzawski, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:   WHAT CLASS OF SHARES ARE ENTITLED TO BE VOTED?

A: Each share of our common stock outstanding as of the close of business on March 26, 1999, the record date, is entitled to one vote at the annual meeting. On the record date, we had 15,208,829 shares of common stock issued and outstanding, held of record by approximately 310 holders.

Q:   WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?

A: The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:   WHO WILL COUNT THE VOTE?

A: A representative of Norwest Bank, CART's transfer agent, will tabulate the votes and act as the inspector of election.

Q:   IS MY VOTE CONFIDENTIAL?

A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within CART or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board. Occasionally, stockholders provide written comments on their proxy card which are then forwarded to CART management.

Q:   WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

A: CART will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials, except that certain expenses for Internet access will be incurred by you if you choose to access the proxy materials and/or vote over the Internet. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q: MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF STOCKHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A: You may submit proposals for consideration at future stockholder meetings, including director nominations.

     STOCKHOLDER PROPOSALS: In order for a stockholder proposal to be considered for inclusion in CART's proxy statement for next year's annual meeting, the written proposal must be received by CART no later than January 12, 2000. Such proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company sponsored proxy materials. Similarly, in order for a stockholder proposal to be raised from the floor during next year's annual meeting, written notice must be received by CART no later than March 12, 2000 and shall contain such information as required under our Bylaws.

COPY OF BYLAW PROVISIONS: You may contact the CART Corporate Secretary at our Company headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

                                          By Order of the Board of Directors
                                          /s/ Andrew Craig
                                          Andrew Craig
                                          Chairman of the Board

                                          March 26, 1999

                      CHAMPIONSHIP AUTO RACING TEAMS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, MAY 11, 1999
                                   9:00 a.m.

                             INTERCONTINENTAL HOTEL
                              111 EAST 48TH STREET
                            NEW YORK, NEW YORK 10017

--------------------------------------------------------------------------------

CHAMPIONSHIP AUTO RACING TEAMS, INC.
755 WEST BIG BEAVER ROAD, SUITE 200
TROY, MICHIGAN 48084                                                       PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 11, 1999.

The shares of stock you hold in your account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

By signing the proxy, you revoke all prior proxies and appoint Andrew H. Craig and Randy K. Dzierzawski, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.


                      See reverse for voting instructions.

                                                            --------------------
                                                            COMPANY #
                                                            CONTROL #
                                                            --------------------

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE - TOLL FREE - 1-800-240-6326 - QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above.

- Follow the simple instructions the Voice provides you.

VOTE BY INTERNET - http://www.eproxy.com/mph/ - QUICK *** EASY *** IMMEDIATE

- Use the Internet to vote your proxy 24 hours a day, 7 days a week.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which is located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Championship Auto Racing Teams, Inc., c/o Shareowner Services(TM), P.O. Box 64873, St. Paul, MN 55164-0837.





      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD
                               Please detach here


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1. Elections of directors:    01 Andrew H. Craig       06 Bruce R. McCaw
                              02 Gerald R. Forsythe    07 Don Ohlmeyer Jr.
                              03 Chip Ganassi          08 U.E. Patrick
                              04 Carl A. Haas          09 Robert W. Rahal
                              05 James F. Hardymon     10 Derrick Walker

   [_] Vote FOR           [_] Vote WITHHELD
       all nominees           from all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2. To ratify the appointment of Deloitte & Touche LLP as the independent accountants of the year ended December 31, 1999.

[_] For        [_] Against         [_] Abstain

3. To approve the Championship Auto Racing Teams, Inc. 1997 Stock Option Plan.

[_] For        [_] Against         [_] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
                        ---

Address Change? Mark Box [_]
Indicate changes below:                          Date
                                                      --------------------------

                                             -----------------------------------


                                             -----------------------------------

                                             Signature(s) in Box

                                             Please sign exactly as your name(s)
                                             appear on Proxy. If held in joint
                                             tenancy, all persons must sign.
                                             Trustees, administrators, etc.,
                                             should include title and authority.
                                             Corporations should provide full
                                             name or corporation and title of
                                             authorized officer signing the
                                             proxy.